Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Pearson, Anders B. Malmström and Dave S. Hattem, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed with respect to the AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark Pearson Mark Pearson	President and Chief Executive Officer, Director (Principal Executive Officer)	March 11, 2019

/s/ Anders B. Malmström Anders B. Malmström	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 11, 2019

/s/ William Eckert William Eckert	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 11, 2019

/s/ Thomas Buberl Thomas Buberl	Director	March 11, 2019

/s/ Gérald Harlin Gérald Harlin	Director	March 11, 2019

/s/ George Stansfield George Stansfield	Director	March 11, 2019

/s/ Karima Silvent Karima Silvent	Director	March 11, 2019

/s/ Bertrand Poupart-Lafarge Bertrand Poupart-Lafarge	Director	March 11, 2019

/s/ Daniel G. Kaye Daniel G. Kaye	Director	March 11, 2019

/s/ Ramon de Oliveira Ramon de Oliveira	Director	March 11, 2019

/s/ Charles Stonehill Charles Stonehill	Director	March 11, 2019